Exhibit 10.64

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (“this Agreement”) is entered into on 11th September, 2007 in Shanghai, the People’s Republic of China (“China”) by and between:

Party A: ICE Information Technology (Shanghai) Co., Ltd, Registered Office: 301 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

and

Party B: Shanghai ICE Information Technology Co., Ltd. Registered Office: 316 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

Party A and Party B are referred to hereinafter as “a Party” individually and “the Parties” collectively.

Whereas:

1.	Party A is a solely foreign-owned enterprise incorporated and existing in the People’s Republic of China, which owns rich experience and human resources in R&D network games, market promotion and regular operation and maintenance of related utilities/systems.

2.	Party B is a domestic company registered in China with business operations covering R & D and distribution of computer hardware and software, development of software and system integration, as well as the related technical consulting and services, which shall be carried out under the valid license, if necessary (“Businesses”); and

3.	Party A agrees that during the term hereof, it shall, with its human power, technical and information resources, provide full technical and consulting supports & services exclusively for the Businesses of Party B, and Party B agrees to accept such supports and services provided by Party A or any third party designated by it.

And then, under the principles of equity and mutual benefits, the Parties hereof, upon amiable negotiation, enter into the following agreement for observance:

1	SERVICES PROVIDED BY PARTY A

1.1	During the term hereof, hereby it is agreed by Party B that under the terms and conditions detailed herein, it shall appoint Party A as its exclusive service provider to provide full business supports, technical and consulting services covering all services decided by Party A from time to time within the business scopes of Party B, including but not limited to all related technical services, plant leasing and internet technology supports, business and marketing information consultation, intellectual property licenses, product R & D and system maintenance.

1.2	Party B agrees to accept such supports and services as detailed above, and further agrees that during the term hereof, it may not, except as written consent thereof is obtained from Party B, accept any services and/or supports from or establish any cooperation with any third party for subject matter mentioned herein. The Parties agree that Party A may designate such third party who enters into certain agreement as detailed in Article 1.3 hereof to provide services and/or supports provided herein.

1.3	Manner of Services

1.3.1	The Parties agree that during the term hereof, they may directly or through their respective affiliates, enter into further exclusive technical consulting and service agreement detailing the contents, manners, personnel and charges concerning each technical and consulting service.

1.3.2	For the purposes of facilitating this agreement, during the term hereof, the Parties agree that they may directly or through their respective affiliates, enter into license agreement concerning such intellectual properties hereunder including but not limited to software, trademark, patent and trade secrets as required from time to time, and Party A may transfer licenses of such intellectual properties to Party B for use.

1.3.3	For the purposes of facilitating this agreement, during the term hereof, the Parties agree that they may directly or through their respective affiliates, enter into agreement for the lease of equipments and properties hereunder necessary for its business operations from time to time, and Party A may provide such equipments and properties to Party B for use.

1.4	An Equity Pledge Agreement shall be entered into by Party B, Party B’s Shareholders and Party A, which shall provide all share equities held by Party B’s Shareholders to Party A to guarantee the satisfying performance of all obligations hereunder by Party B.

2	SERVICE CHARGE AND PAYMENT TERM

In consideration of technical development and application services provided to Party B by Party A, service charge calculated as 60% incomes acquired by Party B shall be paid to Party A.

3	INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

3.1	Any and all titles and interests concerning all rights, ownerships, equities and intellectual property rights (IPRs) including but not limited to copyrights, patents, patent applications, trademarks, software, trade secrets, know-how and otherwise developed or created by Party A or Party B for the performance hereof shall be owned by Party A exclusively.

3.2	The Parties agree and acknowledge that all oral or written materials exchanged for the purpose of this agreement shall be treated as “Confidential Information” and shall be held as confidential. Without the written consent of the other Party, neither Party may disclose the same to any third party except such information that (a) have been acquired or may be obtained from public domain except those disclose to the public by Receiving Party; (b) should be disclosed in accordance with the applicable law, ordinances or any other rules & regulations published by the competent security exchange; or (c) have been disclosed to the legal or financial advisors of Receiving Party for the purpose of transactions hereunder, provided, however, in such event, confidentiality obligations assumed by Receiving Party hereunder shall be assumed equally by such advisors. Any disclosure made by any personnel or entity designated by either Party shall constitute the disclosure of such Party, in such event, liabilities shall be borne by such Party in accordance with stipulations herein.

3.3	The Parties agree that this clause shall survive the cancellation, termination or expiration of this Agreement.

4	Representation and Warranty

4.1	The Parties represent and warrant that:

4.1.1	Party A is a company incorporated and existing in China in accordance with the laws of China; and

4.1.2	Party A has full and due corporate power and authority to execute this Agreement and the execution and performance hereof comply with the scope of business of Party A with any and all necessary consent and/or approval of any and all third parties and/or governmental authorities having been obtained and do not breach any law or contracts by which Party A is bound upon.

4.1.3	This Agreement shall constitute, upon execution, the legal document that is legal, valid and binding on Party A.

4.2	Party B represents and warrants that

4.2.1	Party B is a company incorporated and existing in China in accordance with the laws of China; and

4.2.2	Party B has full and due corporate power and authority to execute this Agreement and the execution and performance hereof comply with the scope of business of Party B with any and all necessary consent and/or approval of any and all third parties and/or governmental authorities having been obtained and do not breach any law or contracts by which Party B is bound upon.

4.2.3 This Agreement shall constitute, upon execution, the legal document that is legal, valid and binding on Party B.

5	Effectiveness, Performance and Term

5.1	This agreement is executed and will come into force as of the captioned date. Unless Party A terminates this Agreement before the expiry, this Agreement shall be effective until Party A dissolves in accordance with the laws of China.

6	Termination

6.1	Party B shall not, within the Term, terminate this Agreement before the expiry; otherwise Party B shall pay [RMB 500,000 (RMB FIVE HUNDRED THOUSAND YUAN ONLY)] to Party A, indemnify Party A for all losses arising from it and pay all the Fee of the services completed. Party A may terminate this Agreement at any time within the Term hereof with a 30-day prior written notice to Party B. If Party A terminates this Agreement before the expiry hereof due to breach of contract by Party B, Party B shall pay [RMB 500,000 (RMB FIVE HUNDRED THOUSAND YUAN ONLY)] to Party A, indemnify Party A for all losses arising from it and pay all the Fee of the services completed.

6.2	The rights and obligations of the Parties under Articles 3 and 7 shall survive the termination hereof.

7	Governing Law and Resolution of Disputes

7.1	This Agreement shall be governed by, and interpreted in accordance with, the laws of the China in all respects.

7.2	Any and all disputes over the interpretation and performance of provisions hereunder shall be subject to friendly negotiation. If no agreement is reached after negotiation, either Party may submit the disputes to the CIETAC Shanghai Branch for arbitration in accordance with the Arbitration Rules of the Commission effective then. The arbitration shall be carried out in Shanghai in Chinese. The arbitral award shall be final and binding upon both Parties.

7.3	Except for the issues disputed by the Parties, the Parties shall continue to perform their obligations based on the principle of goodwill. The arbitration fee shall be borne by the losing party.

8	Notice

8.1	The notices given by the Parties for performing the rights and obligations hereunder shall be in writing and delivered in person, by airmail, or via courier service, or faxed, to the following address (es) or numbers or to other address (es) or numbers of other parties provided by the Party in written notice from time to time. The notice shall be deemed served at the time when the sender receives the confirmation that the fax has been sent in the case of fax or at the time of actual delivery in the case of the mails delivered in person, by airmail, or via courier service.

8.2	The addresses for notice are as follows,

To Party A: ICE Information Technology (Shanghai) Co., Ltd

Address: 301 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

Fax: 021-51781818

Tel: 021-51781888

Attention: Sun Tao

To Party B: Shanghai ICE Information Technology Co., Ltd.

Address: 3rd Floor, Building No.10, KIC Plaza, 290 Song Hu Road, Yangpu District, Shanghai, China

Fax: 021-51781818

Tel: 021-51781888

Attention: Sun Tao

9	Assignment

9.1	Party B shall not assign its rights and/or obligations hereunder to any third party unless it has received the written prior approval of Party A.

9.2	Party A may assign its rights and/or obligations hereunder to any third party without prior approval of Party B; however, Party A shall notify Party B of the same.

10	Severability of this Agreement

If any provisions hereunder are invalid or not enforceable due to inconsistency with relevant laws, the provisions are invalid or not enforceable only to the extent as provided by the relevant laws, without prejudice to the legal force of other provisions hereunder.

11	Modification and Supplementation

The Parties shall modify and/or supplement this Agreement in written agreement. The relevant modification and supplementation that the Parties have properly signed is a part hereof and has the same legal force.

12	Language and Copies

This Agreement is made in Chinese and in duplicate for original copies with each copy having the equal legal effect and each Party holding one (1) copy.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement executed by their authorized representatives the day and year first above written.

[There is no text in this page for execution of this agreement]

Party A: ICE Information Technology (Shanghai) Co., Ltd.

Legal representative: /s/ Sun Tao

Party B: Shanghai ICE Information Technology Co., Ltd.

Legal representative: /s/ Zhou Dan